UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2004

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

On November 10, 2004, the Registrant announced the appointment of Daniel P. Neary, President of Mutual of Omaha Insurance Company and United of Omaha Insurance Company, to its Board of Directors. Mr. Neary’s term will expire at the Registrant’s next Annual Meeting of Shareholders in May 2005. Mr. Neary was appointed to the Board of Directors for the Registrant’s subsidiary, Commercial Federal Bank, a Federal Savings Bank (the “Bank”), on May 10, 2004. Mr. Neary will serve on the Registrant’s Compensation and Stock Option Committee and Finance Committee.

Mr. Neary joined Mutual of Omaha Insurance Company in 1975 and has held numerous management positions within the group underwriting, product and actuarial areas. In November 1999, Mr. Neary was appointed Executive Vice President of Group Benefit Services, a division of Mutual of Omaha Insurance Company. In August 2003, Mr. Neary assumed his current position as President of both Mutual of Omaha Insurance Company and United of Omaha Insurance Company, and was elected to the Board of Directors of both companies.

The Bank has paid Mutual of Omaha Insurance Company $873,662 in premiums during the year ended December 31, 2003 and $651,295 during the nine months ended September 30, 2004 for life and disability insurance contracts. The Registrant anticipates this relationship with Mutual of Omaha will continue in the future.

Item 9.01 Financial Statements and Exhibits:

(c) Exhibits

Exhibit 99.1	Press release dated November 10, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION
(Registrant)

Date: November 17, 2004	/s/ David S. Fisher
David S. Fisher
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer)

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